Exhibit 99.1
Integra LifeSciences Revised Revenue Categories November 2008 Beginning with the third quarter 2008 earnings results, Integra LifeSciences will present its revenue results in three categories based on the markets that those revenues serve. This presentation provides a reconciliation of historical revenue to the new reporting format and provides a mapping of products in each category.

New Categories

Revenue Summary instruments neuro orthopedics 2008 0.28 0.4 0.32 Instruments NeuroSciences Orthopedics YTD 2007 0.3 0.44 0.26 Medical Instruments NeuroSciences Orthopedics

New Revenue Format